Exhibit 99.1

ANGIOTECH ANNOUNCES SALE OF INTERVENTIONAL PRODUCTS BUSINESS TO ARGON MEDICAL DEVICES, INC.

Vancouver, BC, March 25, 2013 — Angiotech Pharmaceuticals, Inc. (“Angiotech”) announced today that it had entered into a definitive agreement to sell certain of its subsidiaries, comprising Angiotech’s Interventional Products Business, to Argon Medical Devices, Inc. (“Argon”), a portfolio company of RoundTable Healthcare Partners, for $362.5 million in cash consideration. Angiotech expects the transaction will close prior to the end of April 2013.

“This important transaction will enable Angiotech to retire all of its remaining debt obligations, and in addition will provide excess cash proceeds, which we plan to use to provide an immediate return to our shareholders and to invest in our remaining businesses,” said Thomas Bailey, President and CEO of Angiotech. “This event represents a culmination of turnaround efforts we initiated upon concluding our 2011 restructuring, and is a direct result of the exceptional and improved business results our teams were able to achieve in 2012. We would like to offer our admiration and sincere thanks to the dedicated management and employees of our Interventional Products Business for their resilience through many changes, teamwork and achievements.”

“We are excited to turn our efforts to investing in and executing opportunities in our Surgical Products business, where we still see much untapped opportunity for our proprietary Quill product line, our Look and Sharpoint general wound closure products, and our ophthalmic products,” said Tammy Neske, Chief Business Officer of Angiotech. “In addition, we have retained our recently FDA approved BioSentry (Bio-Seal) product line as part of this transaction, and we will continue to explore commercial and development opportunities for BioSentry while initiating U.S. commercial activities and making it available for customers.”

Highlights and selected terms of the transaction include:

•                  The businesses being acquired by Argon include all manufacturing, commercial and administrative operations relating to Angiotech’s Interventional Products Business. Key product lines in this business include Angiotech’s BioPince™ full core biopsy devices, Tru-Core™ II (fully automatic) and SuperCore™ (semi-automatic) disposable biopsy instruments, T-Lok™ bone marrow biopsy devices, and Skater™ drainage catheters, among other products. Angiotech’s Interventional Products Business also manufactures components for other third party medical device manufacturers, operates manufacturing facilities in Wheeling, IL, Gainesville, FL and Stenlose, Denmark and employs a direct sales and marketing organization in the U.S. and Europe. Angiotech’s Interventional Products Businesses recorded $101.6 million in revenue in the 12 month period ended December 31, 2012.

•                  Consideration for the transaction will total $362.5 million in cash, subject to a potential working capital adjustment, with $347.5 million to be received upon the close of the transaction, and $15 million to be retained in escrow for a period of 12 months to secure indemnification obligations relating to the transaction.

•                  Angiotech expects to use the proceeds received from the transaction to repay all of its remaining outstanding debt obligations, including remaining amounts due under its Senior Floating Rate Notes due December 2013 and the Senior Notes due December 2016. Angiotech also expects to terminate its revolving credit facility with Wells Fargo Capital Finance upon the close of the transaction.

•                  The transaction is subject to approval of Angiotech shareholders. Shareholders representing approximately 70% of Angiotech’s outstanding shares have signed voting agreements in connection with the transaction, and have agreed to vote their shares in favor of the proposed transaction.

•                  The transaction is conditioned on, among other things, expiration of applicable waiting periods under the U.S. Hart Scott Rodino Act.

•                  Angiotech expects to make a cash distribution, in the form of a return of capital, to shareholders in an amount to be determined shortly after the close of the transaction, and subsequent to the repayment of Angiotech’s debt obligations, final payment of all transaction related fees and expenses, and final determination by management and the Board of Directors as to the operating cash needs of Angiotech’s remaining businesses.

Upon the conclusion of the transaction, Angiotech will retain its Surgical Products Business and its Royalty Business. Revenue recorded by Angiotech in the twelve months ended December 31, 2012 from these businesses was $123.1 million and $15.1 million respectively. Key product lines in Angiotech’s Surgical Products business include wound closure products such as the Quill™ knotless tissue closure device, Look™ brand sutures for general and dental surgery and Sharpoint™ UltraGlide and Microsurgical sutures, and ophthalmic products such as the Sharpoint™ brand ophthalmic surgical blades. Angiotech’s Surgical Products Business also manufactures components for other third party medical device manufacturers, and operates manufacturing facilities in Reading, PA, Aguadilla, PR and Taunton, England. Angiotech’s Surgical Products Business also employs a specialized direct sales and marketing team, with dedicated groups focused on its wound closure, ophthalmology and medical components product lines respectively.

Angiotech’s Royalty Business comprises a portfolio of intellectual property relating to a variety of biomaterial, drug and medical device related technologies and technology applications. The most significant intellectual property in this portfolio is related to the use of the drug paclitaxel in treating certain conditions, including certain side effects that may occur coincident with the implantation of medical devices. Angiotech has licensed this aspect of its intellectual property portfolio to its partners Boston Scientific Corporation (“BSC”) and Cook Medical, Inc. (“Cook”) for application in drug-eluting stents used to treat coronary and peripheral artery disease. Virtually all of Angiotech’s Royalty Business revenue in 2012 was derived from royalties received from BSC and Cook.

Angiotech will also retain all intellectual property, rights, assets and inventory related to its BioSentry™ (formerly Bio-Seal) product line, which was recently approved for sale in the U.S. by the U.S. Food and Drug Administration (“FDA”). Coincident with the transaction, Angiotech concluded a three year Manufacturing and Supply Agreement with Argon with respect to BioSentry. Argon will not, as part of this agreement, have commercialization rights to BioSentry. U.S. commercial launch activities for this product line will continue, and customers may inquire or place orders for BioSentry through Angiotech’s existing customer service line.

Lastly, Angiotech will retain real property assets located in Stenlose, Denmark as part of the transaction, and will retain net proceeds generated upon any sale of such real property assets subsequent to Angiotech and Argon concluding Angiotech’s previously announced transfer of production activities from Stenlose to facilities located in the U.S. Such transfer is currently expected to conclude during the first half of 2013.

Upon the close of the transaction, Angiotech will cease to be a voluntary reporting public issuer, and will therefore no longer file financial or other information with the U.S. Securities and Exchange Commission. Angiotech expects to continue to provide certain financial information, including audited annual financial information and selected interim quarterly financial information, via a private portal accessible to shareholders of record. Further information will be forthcoming upon the close of the transaction. Angiotech plans to file its 2012 annual report on form 10-K in ordinary course at or around March 31, 2013. Angiotech will also postpone its upcoming investor call, currently scheduled for April 2, 2013, to a later date subsequent to the close of the transaction, at which point Angiotech plans to conduct a conference call, accessible to shareholders of record, to discuss its future plans for its remaining businesses.

Angiotech’s financial advisors respecting the transaction were Moelis & Company and Houlihan Lokey. Angiotech was represented by its legal counsel, Irell & Manella LLP in the transaction, and was represented by Stikeman Elliott LLP on Canadian legal matters.

Forward Looking Statements

Statements contained in this press release that are not based on historical fact, including without limitation statements containing the words “believes,” “may,” “plans,” “will,” “estimates,” “continues,” “anticipates,” “intends,” “expects” and similar expressions, constitute “forward-looking statements” within the meaning of the

Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. All such statements are made pursuant to the “safe harbor” provisions of applicable securities legislation. Forward-looking statements may involve, but are not limited to, comments with respect to our objectives and priorities in 2013 and beyond, our strategies or future actions, our targets, expectations for our financial condition and the results of, or outlook for, our operations, research and development and product development. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking statements. Many such known risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: general economic and business conditions in the United States, Canada and the other regions in which we operate; market demand; competition; technological changes that could impact our existing products or our ability to develop and commercialize future products; governmental legislation and regulations and changes in, or the failure to comply with, governmental legislation and regulations; availability of financial reimbursement coverage from governmental and third-party payers for products and related treatments; adverse results or unexpected delays in pre-clinical and clinical product development processes; adverse findings related to the safety and/or efficacy of our products or products sold by our partners; decisions, and the timing of decisions, made by health regulatory agencies regarding approval of our technology and products; the requirement for funding to conduct research and development, to expand manufacturing and commercialization activities; and any other factors that may affect our performance. In addition, our business is subject to certain operating risks that may cause any results expressed or implied by the forward-looking statements in this press release to differ materially from our actual results. These operating risks include: our ability to successfully manufacture, market and sell our products; changes in our business strategy or development plans; our ability to attract and retain qualified personnel; our ability to successfully complete pre-clinical and clinical development of our products; our failure to obtain patent protection for discoveries; loss of patent protection resulting from third-party challenges to our patents; commercialization limitations imposed by patents owned or controlled by third parties; our ability to obtain rights to technology from licensors; liability for patent claims and other claims asserted against us; our ability to obtain and enforce timely patent and other intellectual property protection for our technology and products; the ability to enter into, and to maintain, corporate alliances relating to the development and commercialization of our technology and products; market acceptance of our technology and products; the availability of capital to finance our activities; our ability to service our debt obligations; and any other factors referenced in our other filings with the SEC. For a more thorough discussion of the risks associated with our business, see the “Risk Factors” section in our annual report for the year ended December 31, 2012 to be filed with the SEC on Form 10K no later than April 1, 2013.

Given these uncertainties, assumptions and risk factors, investors are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained in this press release to reflect future results, events or developments.

©2013 Angiotech Pharmaceuticals, Inc. All Rights Reserved.

About Angiotech

Angiotech develops, manufactures and markets medical device products and technologies, primarily within the areas of interventional oncology, wound closure and ophthalmology. Our strategy is to utilize our precision manufacturing capabilities and our highly targeted sales and marketing capabilities to offer novel or differentiated medical device products to patients, physicians and other medical device manufacturers or distributors. For additional information about Angiotech, please visit our website at www.angiotech.com.

About Argon Medical Devices

Argon Medical is a global manufacturer of specialty medical products headquartered in Plano, Texas.  Argon offers a broad line of medical devices for interventional radiology, vascular surgery, interventional cardiology and critical care procedures.  Argon’s newest products include the Option™ Inferior Vena Cava Filter, Cleaner Rotational Thrombectomy System, and UltraStream™ Chronic Dialysis Catheter. Argon also offers complete lines of PICC and midline catheters, endomyocardial biopsy forceps, introducer sheaths, pressure transducers and other vascular products. Argon’s products are sold globally through a combination of direct sales representatives and premier distributors.

About RoundTable Healthcare Partners

RoundTable Healthcare Partners, based in Lake Forest, IL, is an operating oriented private equity firm focused exclusively on the health care industry. The partners of RoundTable have significant experience in managing, acquiring and financing multi-billion dollar diversified health care companies.

FOR ADDITIONAL INFORMATION:

Investor Relations and Corporate Communications

Angiotech Pharmaceuticals, Inc.

(604) 221-6933

ir@angio.com